SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                               FORM 8-K/A#1

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) January 9, 2004

                    DIALYSIS CORPORATION OF AMERICA
       (Exact name of registrant as specified in its charter)

          Florida                      0-8527                 59-1757642
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)

     1344 Ashton Road, Hanover, Maryland                        21076
   (Address of principal executive offices)                  (Zip Code)

    Registrant's telephone number, including area code (410) 694-0500

Item 4.  Change in Registrant's Certifying Accountant

     The audit committee has retained Moore Stephens, P.C., as the company's new independent auditors and for tax preparation services for fiscal 2003. Moore Stephens will also be reviewing the company's quarterly reports for 2004. The engagement was formalized on January 9, 2004. Moore Stephens is replacing Wiss & Company, LLC, which accounting firm discontinued providing SEC audit services to its SEC clients, which included the company. Wiss & Company's termination was reported in the company's quarterly report dated November 7, 2003 on Form 10-Q for the third quarter ended September 30, 2003. The audit committee did not recommend or approve the decision to change accountants, since the decision to cease auditing public companies was solely that of our then independent auditors, Wiss & Company.

     There have been no consultations with Moore Stephens as the company's new independent auditors during the two most recent fiscal years ended December 31, 2003 and the subsequent interim period to the date of its engagement, January 9, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                         /s/ Stephen W. Everett
                                       By---------------------------------
                                         STEPHEN W. EVERETT,
                                         Chief Executive Officer and
                                         President

Dated:  February 4, 2004